UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01: Other Events

As previously announced on May 16, 2024, Pineapple Financial Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Brown Stone Capital Ltd., a corporation organized under the laws of England and Wales (the “Investor”), pursuant to which the Company has sold to the Investor a convertible promissory note (the “Note”) in the aggregate principal amount of $300,000, with an 8% per annum interest rate and a maturity date of twenty four (24) months from the date of the issuance.

Pursuant to the Note and the SPA, the Investor on July 25, 2024, has elected to convert $44,912.90 in principal amount and interest of the Note into common shares. Accordingly, on July 25, 2024, the Investor was issued 64,922 common shares (the “Shares”). The Shares have been registered under the registration statement on Form S1, as amended (File no. 333-279802) filed with SEC on May 29, 2024, and which was declared effective on July 08, 2024. The Company currently has 7,883,859 common shares issued and outstanding.

The SPA and the Note are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the transaction documents are qualified in their entirety by reference to such exhibits.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated May 10, 2024 (incorporated by reference to the Exhibit 10.3 of the Form 8K filed on May 16, 2024)
10.2	Convertible Promissory Note (incorporated by reference to the Exhibit 10.4 of the Form 8K filed on May 16, 2024)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2024

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer